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                                                                    EXHIBIT 99.2


IKONICS                            bringing unique imaging solutions
CORPORATION                           to the people of the world

                                   SINCE 1952


IKONICS has traditionally grown through two core businesses, both based on film and liquid photochemical products. Chromaline Screen Print Products sells photo-stencils and related products, including inkjet receptive substrates, to the world wide screen printing market. PhotoBrasive Systems sells photoresists to the awards and recognition market, primarily for the abrasive etching of glass trophies and awards. PhotoBrasive Systems also sells ancillary products to this market, including glass and equipment.

Though these markets are mature, domestically, both businesses remain attractively profitable. IKONICS is the third-largest supplier of photo-stencils to the domestic screen printing market and the largest of two suppliers of photoresist and related products to the awards and recognition market.

Part I of IKONICS' strategic plan is to profitably grow these two businesses through acquisition, further expansion into the export market (particularly
Asia), new proprietary products, and movement into related industries. In 2006, IKONICS acquired the image mate(R) line of screen print products, providing new distribution and products for the domestic and export markets. IKONICS has expanded its photoresist business into the signage market and introduced IKONMetal(TM), a proprietary metal that can be laser engraved, rotary engraved or sandblasted. This product has been well received in both the awards and recognition and signage markets.

Part II of the strategic plan is to bring IKONICS' technological strengths of photochemistry, film coating and inkjet receptive substrates to new, more industrial markets with larger sales potential. Presently, two major initiatives employ this strategy:

IKONICS Imaging, Industrial Solutions has developed a proprietary, highly effective method of etching industrial ceramics and electronic wafers. For certain applications this method is the most cost effective and--in some cases--the only feasible method. This technology is offered as a service, primarily to industrial ceramics, aerospace and research organizations. To accommodate this business, the process has been automated and a clean room environment has been installed. Several projects are currently in progress. Unlike IKONICS' traditional businesses, where credibility is well-established and sales cycles are comparatively short, this business entails long sales cycles, exacerbated by newcomer status in the targeted industries. Still, good and consistent progress is being made; and significant sales are anticipated in the second half of 2007. We believe the ultimate market potential of this business exceeds current company sales.

Industrial Solutions is also working on a patent-applied-for digital inkjet deposition technology for the plastic injection mold-making industry. If successful, this technology could revolutionize the method of putting texture patterns into molds, such as those used to produce the simulated leather interiors in automobiles. In association with Imaging Technology International
(iTi), IKONICS is currently developing a digital imaging system to complement a proprietary fluid and inkjet receptive substrate, both of which have been developed by IKONICS for this application. Progress on this project is intensifying and sales are being recorded. Production equipment jointly developed by IKONICS and iTi is scheduled to be installed in the 4th quarter and a broader scope of commercial sales is anticipated in 2008. We believe the market potential is larger than current IKONICS' sales.

Although both of these projects are expensive and may adversely affect short-term earnings, they are funded from cash flow and in no way jeopardize the future of the company or significantly restrict other opportunities should they not succeed. If either succeeds, the face of IKONICS will be significantly changed, putting the company into larger, dynamic markets with the opportunity for further capitalization on IKONICS' technology.

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4832 Grand Avenue, Duluth, MN 55807 1-800-328-4261 p: 218-628-2217 f: 218-628-3245 www.ikonics.com info@ikonics.com
ISO 9001 Certified         NASDAQ Listed: IKNX       Copyright (C) 2007 Ikonics Corporation. All rights reserved.
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IKONICS' TECHNOLOGY

Traditionally, IKONICS' technical strengths have been photochemistry and coated films. Its team of chemists and engineers have developed unique skills and proprietary and patented products. IKONICS also holds exclusive licenses from DuPont and the Aicello Corporation of Japan for photoresist films. These skills and products give IKONICS a strong IP base and advantage in its core markets and a platform on which to grow into new markets.

IKONICS has identified industrial digital imaging as a growth area where its expertise in ink jet receptive coated films can create a competitive advantage in a large and growing market. To help achieve this goal, the company has acquired an ownership interest in iTi, a recognized leader in industrial inkjet technology and has established a state-of-the-art digital imaging laboratory at its Duluth headquarters. This has allowed the company to develop and apply for a patent on a unique inkjet receptive substrate and develop a proprietary inkjettable fluid to complement that substrate.

IKONICS also identified the etching of industrial ceramics and electronic wafers as a unique opportunity to capitalize on its photoresist technologies. Using RapidMask(TM) technology, licensed from DuPont, and internally developed PMP film, a highly efficient process was developed to etch ceramics and wafers. This process has been automated by IKONICS engineers and a clean room environment established to meet the demands of this highly technical market.

EMPLOYEES

IKONICS Corporation employs approximately 70 fulltime employees, 65 of whom are located at the Company's headquarters in Duluth, Minnesota, the remaining five serving as outside technical sales representatives in various locations around the United States. Employees are not subject to a collective bargaining agreement and the Company believes that employee relations are good.

This document contains forward-looking statements regarding sales, net earnings, and new products that involve risks and uncertainties. The Company's actual results could differ materially as a result of domestic and global economic conditions, competitive market conditions, acceptance of new products, the ability to identify and make suitable acquisitions, as well as the factors described in the Company's Form 10-KSB, Forms 10-QSB and other reports on file with the SEC.

The date of this document is April 26, 2007 and it speaks only as of that date. The company undertakes no duty to update this document and the information herein my abe inaccurate as a result.

ESTABLISHED 1952

IKONICS begins as Chroma-Glo, Inc., a screen printer of precision metallic labels.

1964

Chroma-Glo develops and patents a novel photo-chemical imaging process and product, the Direct/Indirect photo stencil system. The company begins manufacturing and selling stencil supply products to other screen printers.

1982

Chroma-Glo becomes the Chromaline Corporation and sells its screen printing operation, concentrating resources on the development, manufacturing and marketing of photo stencil products to the screen printing industry.

1986

Chromaline makes a major commitment to international sales. Today, non-domestic sales account for 30% of the company's total revenue.

1992

The company expands its photochemical technology to the abrasive etching industry where under the PhotoBrasive Systems trade name, the company is recognized world-wide as a leading supplier and innovator.

1994

The Chromaline Corporation becomes ISO 9001 certified, among the first of its industry peers.

2000

The Chromaline Corporation is listed on the NASDAQ SmallCap market.

2002

The company changes its name and reorganizes as IKONICS Corporation.

2005

Fortune Small Business ranks IKONICS 57th on its list of 100 Fastest Growing Small Public Companies.

IKONICS invests in Imaging Technology International (iTi).

2006

IKONICS Imaging is created as an organizational umbrella containing PhotoBrasive Systems, Sign Systems and Industrial Solutions.

IKONICS acquires image mate(R) from Franklin International.

2007

IKONICS registers sales to new, high-growth industrial markets, including photomachining on ceramic wafers and digital texturing for the injection mold-making market.